Ex-99.3(b)

                    THE GUARDIAN INSURANCE & ANNUITY COMPANY
                      BROKER-DEALER SUPERVISORY AND SERVICE
                                    AGREEMENT

Agreement by and between The Guardian Insurance & Annuity Company, Inc. ("GIAC"), a Delaware corporation, Guardian Investor Services Corporation ("GISC"), a registered broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers Inc. ("NASD"), and

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("Broker-Dealer") also a registered broker-dealer with the SEC under the
Securities Exchange Act of 1934 and a member of the NASD.

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I.   WITNESSETH
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Whereas, GIAC proposes to have Broker-Dealer's registered representatives
("Representatives") who are also insurance agents solicit and sell certain Insurance and Annuity Contracts (the "Plans") more particularly described in this Agreement and which are deemed to be securities under the Securities Act of 1933; and

Whereas, GIAC has appointed GISC as the Distributor of the Plans and has agreed with GISC that GISC shall be responsible for the training and supervision of such Representatives, with respect to the solicitation and offer or sale of any of the Plans, and also for the training and supervision of any other "persons associated" with Broker-Dealer who are engaged directly or indirectly therewith; and GISC proposes to delegate, to the extent legally permitted, said supervisory duties to Broker-Dealer; and

Whereas, GIAC and GISC propose to have Broker-Dealer provide certain administrative services to facilitate solicitation for and sales of the Plans.

Now therefore, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

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II.  APPOINTMENT OF BROKER-DEALER
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GIAC and GISC hereby appoint Broker-Dealer to supervise solicitations for and sales of the Plans and to provide certain administrative services to facilitate solicitations for and sales of the Plans.
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III. AUTHORITIES AND DUTIES OF BROKER-DEALER
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A. PLANS

The Plans issued by GIAC to which this Agreement applies are listed in Exhibit
A. These Plans may be amended from time to time by GIAC. GIAC, in its sole discretion and without notice to Broker-Dealer, may suspend sales of any Plans or may amend any policies or contract evidencing such Plans.

B. LICENSING

Broker-Dealer shall, at all times when performing its functions under this agreement, be registered as a securities broker with the SEC and NASD and licensed or registered as a securities broker-dealer in the states and other local jurisdictions that require such licensing or registration in connection with variable annuity sales activities or the supervision of Registered Representatives who perform such activities in the respective location.

Broker-Dealer shall assist GISC in the appointment of Representatives under the applicable insurance laws to sell the Plans. Broker-Dealer shall fulfill all requirements set forth in the General Letter of Recommendation, attached as Exhibit B, in conjunction with the submission of licensing/appointment papers for all applicants as insurance agents of GIAC. All such licensing/appointment papers should be submitted to GISC by Broker-Dealer.

C. SECURING APPLICATIONS

All applications for Plans shall be made on application forms supplied by GIAC and all payments collected by Broker-Dealer or any Representative of Broker-Dealer shall be remitted promptly in full, together with such applications, forms and any other required documentation, directly to GIAC at the address indicated on such application or to such other address as GIAC may, from time to time, designate in writing. Broker-Dealer shall review all such applications for completeness. Checks or money orders in payment on any such Plan shall be drawn to the order of "The Guardian Insurance & Annuity Company." All applications are subject to acceptance or rejection by GIAC at its sole discretion.

D. MONEY RECEIVED BY BROKER-DEALER

All money payable in connection with any of the Plans, whether as premium, purchase payment or otherwise, and whether paid by or on behalf of any policyholder, contract owner or certificate holder or anyone else having an interest in the Plans, is the property of GIAC, and shall be transmitted immediately in accordance with the administrative procedures of GIAC without any deduction or offset for any reason, including by example, but not limitation, any deduction or offset for compensation claimed by Broker-Dealer.
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E. SUPERVISION OF REPRESENTATIVES

Broker-Dealer shall have full responsibility for the training and supervision of all Representatives associated with Broker-Dealer who are engaged directly or indirectly in the offer or sale of the Plans, and all such persons shall be subject to the control of Broker-Dealer with respect to such persons' securities-regulated activities in connection with the Plans. Broker-Dealer will cause the Representatives to be trained in the sale of the Plans: will use its best efforts to cause such Representatives to qualify under applicable federal and state laws to engage in the sale of the Plans; and will cause such Representatives to be registered representatives of Broker-Dealer before such Representatives engage in the solicitation of applications for the Plans; and will cause such Representatives to limit solicitation of applications for the Plans to jurisdictions where GIAC has authorized such solicitation. Broker-Dealer shall cause such Representatives' qualifications to be certified to the satisfaction of GISC and shall notify GISC if any Representative ceases to be a registered representative of Broker-Dealer.

F. REPRESENTATIVES AGREEMENT

Broker-Dealer shall cause each such Representative to execute a Registered Representative's Agent Agreement with GIAC before a Representative shall be permitted to solicit applications for the sale of the Plans. GISC shall furnish Broker-Dealer with copies of Registered Representative's Agent Agreements for execution by the Representatives.

G. COMPLIANCE WITH NASD RULES OF FAIR PRACTICE AND FEDERAL AND STATE SECURITY
   LAWS

Broker-Dealer shall fully comply with the requirements of the NASD and of the Securities Exchange Act of 1934 and all other applicable federal or state laws and will establish such rules and procedures as may be necessary to cause diligent supervision of the securities activities of the Representatives. Upon request by GISC, Broker-Dealer shall furnish such appropriate records as may be necessary to establish such diligent supervision.

H. NOTICE OF REPRESENTATIVE'S NONCOMPLIANCE

In the event a Representative fails or refuses to submit to supervision of Broker-Dealer or otherwise fails to meet the rules and standards imposed by Broker-Dealer on its Representatives, Broker-Dealer shall certify such fact to GIAC and shall immediately notify such Representative that he or she is no longer authorized to sell the Plans, and Broker-Dealer shall take whatever additional action may be necessary to terminate the sales activities of such Representative relating to the Plans.

I. PROSPECTUSES, SALES PROMOTION MATERIAL AND ADVERTISING

Broker-Dealer shall be provided, without any expense to Broker-Dealer, with prospectuses relating to the Plans and such other material as GISC determines to be necessary or desirable for use in connection with sales of the Plans. No sales promotion materials or any advertising relating
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to the Plans shall be used by Broker-Dealer unless the specific item has been approved in writing by GISC.

J. RIGHT OF REJECTION

Broker-Dealer and/or GIAC, each at their sole discretion, may reject any applications or payments remitted by Representative through the Broker-Dealer and may refund an applicant's payments to the applicant. In the event such refunds are made, and if Representative has received compensation based on an applicant's Payment that is refunded, Representative shall promptly repay such compensation to the Broker-Dealer. If repayment is not promptly made, the Broker-Dealer may, at its sole option, deduct any amounts due it from Representative from future commissions otherwise payable to Representative.

K. ASSIGNMENT

Neither this Agreement nor any of its benefits may be assigned by Representative without the written consent of GIAC and GISC, and any assignment of this agreement, compensation or other benefits or obligations hereunder shall not be valid if made without such consent.

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IV.  COMPENSATION
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A. SUPERVISORY FEES, SERVICE FEES AND COMMISSIONS

Supervisory and service fees payable to Broker-Dealer and commissions payable to Representatives in connection with the Plans shall be paid by GIAC to the person(s) entitled thereto through Broker-Dealer or as otherwise required by law. GISC will provide Broker-Dealer with a copy of GIAC's current Dealer Concession and Commissions Schedule. These fees and commissions will be paid as a percentage of premiums or purchase payments (premiums and purchase payments are hereinafter referred to collectively as "Payments") received in cash or other legal tender and accepted by GIAC on applications obtained by the various Representatives of the Broker-Dealer. Upon termination of this Agreement, all compensation to the Broker-Dealer hereunder shall cease; however, Broker-Dealer shall continue to be liable for any chargebacks pursuant to the provisions of said Dealer Concession and Commissions Schedule or for any other amounts advanced by or otherwise due GIAC hereunder.

B. TIME OF PAYMENT

GIAC shall pay any compensation due Broker-Dealer and Representatives of Broker-Dealer within fifteen (15) days after the end of the calendar month in which Payments upon which such compensation is based are accepted by GIAC.

C. AMENDMENT OF SCHEDULES

GIAC may, upon at least ten (10) days prior written notice to Broker-Dealer change the Dealer Concession and Commissions Schedule. Any such change shall be by written amendment of the
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particular schedule or schedules and shall apply to compensation due on applications received by GIAC after the effective date of such notice.

D. PROHIBITION AGAINST REBATES

If Broker-Dealer or any Representative of Broker-Dealer shall rebate or offer to rebate all or any part of a Payment on a policy or contract or certificate issued by GIAC, or if Broker-Dealer or any Representative of Broker-Dealer shall withhold any Payment on any policy or contract or certificate issued by GIAC, the same may be grounds for termination of this Agreement by GIAC. If Broker-Dealer or any Representative of Broker-Dealer shall at any time induce or endeavor to induce any owner of any policy or contract issued hereunder or any certificate holder to discontinue Payments or to relinquish any such policy or contract or certificate except under circumstances where there is reasonable grounds for believing the policy, contract or certificate is not suitable for such person, any and all compensation due Broker-Dealer hereunder shall cease and terminate.

E. INDEBTEDNESS

Nothing in this Agreement shall be construed as giving Broker-Dealer the right to incur any indebtedness on behalf of GIAC. Broker-Dealer hereby authorizes GIAC to set off liabilities of Broker-Dealer to GIAC against any and all amounts otherwise payable to Broker-Dealer by GIAC.

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V.   GENERAL PROVISIONS
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A. WAIVER

Failure of any party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

B. INDEPENDENT CONTRACTORS

GIAC and GISC are independent contractors with respect to Broker-Dealer and to Representatives.

C. LIMITATIONS

No party other than GIAC shall have the authority on behalf of GIAC to make, after, or discharge any policy or contract or certificate issued by GIAC, to waive any forfeiture or to grant, permit, nor to extend the time of making any Payments, nor to guarantee dividends, nor to alter the forms which GIAC may prescribe or substitute other forms in place of those prescribed by GIAC, nor to
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enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of GIAC.

D. FIDELITY BOND

Broker-Dealer represents that all directors, officers, employees and Representatives of Broker-Dealer who are licensed pursuant to this Agreement as GIAC agents for state insurance law purposes or who have access to funds of GIAC, including but not limited to funds submitted with applications for the Plans or funds being returned to owners or certificate holders, are and shall be covered by a blanket fidelity bond, including coverage for larceny and embezzlement, issued by a reputable bonding company. This bond shall be maintained by Broker-Dealer at Broker-Dealer's expense. Such bond shall be, at least, of the form, type and amount required under the NASD Rules of Fair Practice. GIAC may require evidence, satisfactory to it, that such coverage is in force and Broker-Dealer shall give prompt, written notice to GIAC of any notice of cancellation or change of coverage.

Broker-Dealer assigns any proceeds received from the fidelity bonding company to GIAC to the extent of GIAC's loss due to activities covered by the bond. If there is any deficiency amount, whether due to a deductible or otherwise, Broker-Dealer shall promptly pay GIAC such amount on demand and Broker-Dealer hereby indemnities and holds harmless GIAC from any such deficiency and from the costs of collection thereof (including reasonable attorneys' fees).

E. BINDING EFFECT

This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective successors and assigns provided that Broker-Dealer may not assign this Agreement or any rights or obligations hereunder without the prior written consent of GIAC.

F. REGULATIONS

All parties agree to observe and comply with the existing The Guardian In laws and rules or regulations of applicable local, state, or federal regulatory authorities and with those which may be enacted or adopted during the term of this Agreement regulating the business contemplated hereby in any jurisdiction in which the business described herein is to be transacted.

G. NOTICES

All notices or communications shall be sent to the address shown in sub paragraph L of Section V of this Agreement or to such other address as the party may request by giving written notice to the other parties.

H. GOVERNING LAW

This Agreement shall be construed in accordance with governed by the laws of the state of New York.
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I. AMENDMENT OF AGREEMENT

GIAC reserves the right to amend this Agreement at any time and the submission of an application by a Representative of a Broker-Dealer after notice of any such amendment has been sent to the other parties shall constitute the other parties' agreement to any such amendment.

J. SALES PROMOTION MATERIALS AND ADVERTISING

Broker-Dealer shall not print, publish or distribute any advertisement, circular or any document relating to the Plans or relating to GIAC unless such advertisement, circular or document shall have been approved in writing by GIAC or by GISC; and in the case of items within the scope of Section 111, sub-Paragraph 1, approved in writing by GISC, provided, however, that nothing herein shall prohibit Broker-Dealer from advertising life insurance and annuities in general or on a generic basis.

K. TERMINATION

This Agreement may be terminated, without cause, by any party upon thirty (30) days prior written notice; and may be terminated, for cause, by any party immediately; and shall be terminated if GISC or Broker-Dealer shall cease to be registered Broker-Dealers under the Securities Exchange Act of 1934 and members of the NASD.

L. ADDRESS FOR NOTICES

The Guardian Insurance & Annuity Company
3900 Burgess Place
Bethlehem, PA 18017

The Guardian Insurance & Annuity Company, Inc.


By: /s/ Joseph A. Caruso
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        Joseph A Caruso, Secretary

For Broker-Dealer


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Firm Name


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Address


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City, State, Zip


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Corporate Federal Tax ID#


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Print Name
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Signature               Title


Guardian Investor Services Corporation


By
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      John M. Smith, President


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Date

EB-72 5/93
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                                    EXHIBIT B

                        GENERAL LETTER OF RECOMMENDATION

Broker-Dealer hereby certifies to GIAC that all the following requirements will be fulfilled in conjunction with the submission of licensing/appointment papers for all applicants as agents of GIAC submitted by Broker-Dealer. Broker-Dealer will, upon request, forward proof of compliance with same to GIAC in a timely manner.

1. We have made a thorough and diligent inquiry and investigation relative to each applicants identity, residence and business reputation and declare that each applicant is personally known to us, has been examined by us, is known to be of good moral character, has a good business reputation, is reliable, is financially responsible and is worthy of a license. Each individual is trustworthy, competent and qualified to act as an agent for GIAC to hold himself out in good faith to the general public. We vouch for each applicant.

2. We have on file a U-4 form which was completed by each applicant. We have fulfilled all the necessary investigative requirements for the registration of each applicant as a registered representative through our NASD-member firm, and each applicant is presently registered as a NASD registered representative.

The above information in our files indicates no fact or condition which would disqualify the applicant from receiving a license and all the findings of all investigative information is favorable.

3. We certify that all educational requirements have been met for the specific state each applicant is requesting a license in, and that all such persons have fulfilled the appropriate examination, education and training requirements.

4. If the applicant is required to submit his picture, his signature, and securities registration in the state in which he is applying for a license, we certify that those items forwarded to GIAC are those of the applicant and the securities registration is a true copy of the original.

5. We hereby warrant that the applicant is not applying for a license with GIAC in order to place insurance chiefly and solely on his life or property, lives or property of his relatives, or property or liability of his associates.

6. We certify that each applicant will receive close and adequate supervision, and that we will make inspection when needed of any or all risks written by these applicants, to the end that the insurance interest of the public will be properly protected.

7. We will not permit any applicant to transact insurance as an agent until duly licensed therefore. No applicants have been given a contract or furnished supplies, nor have any applicants been permitted to write, solicit business, or act as an agent in any capacity, and they will not be so permitted until the certificate of authority or license applied for is received.